SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:

|X|  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement



                         CALIFORNIA SOFTWARE CORPORATION
                (Name of Registrant as Specified In Its Charter)



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|X|  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1.   Title of each class of securities to which transaction applies:

         2.   Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.   Proposed maximum aggregate value of transaction:

         5.   Total fee paid:

[ ]  Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

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                         CALIFORNIA SOFTWARE CORPORATION
                                 2485 McCabe Way
                            Irvine, California 92614

                                ----------------

                       NOTICE OF ACTIONS TAKEN PURSUANT TO
                       THE WRITTEN CONSENT OF SHAREHOLDERS

                                ----------------



To Our Shareholders:

     Notice is hereby given to the holders of the issued and outstanding shares of common stock (the "Common Stock") of California Software Corporation, a Nevada corporation (the "Company"), that the Board of Directors of the Company and the holders of the majority of the outstanding shares of Common Stock have approved an amendment to the Company's Articles of Incorporation providing for an increase in the number of authorized shares of the Company's Common Stock to 40,000,000.

     The Board of Directors has fixed the close of business on April 16, 2002 as the record date for the determination of shareholders entitled to receive this Information Statement. Your attention is directed to the attached Information Statement.

     The Company expects the Proposal will become effective twenty (20) days after the mailing of the attached Information Statement which is anticipated to occur on April 29, 2002.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/ Carol Conway DeWees
                                          -----------------------
                                          Carol Conway DeWees,
                                          Secretary

Irvine, California
April 19, 2002

                         CALIFORNIA SOFTWARE CORPORATION
                                 2485 McCabe Way
                            Irvine, California 92614

                             ----------------------

                              INFORMATION STATEMENT

                             ----------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY



     This Information Statement is furnished by the Board of Directors of California Software Corporation, a Nevada corporation (the "Company") to the holders of record of the issued and outstanding shares of Common Stock of the Company at the close of business on April 16, 2002 (the "Record Date") in connection with the approval of an amendment to the Company's Articles of Incorporation providing for an increase in the number of authorized shares of the Company's Common Stock to 40,000,000 (the "Proposal") in accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes. The reason for the Proposal is to permit the Company to have sufficient authorized and unissued shares available for future issuance as the need may arise from time to time and to satisfy certain obligations undertaken by the Company in connection with the settlement of legal actions involving the Company, and certain of its officers and directors. There are currently 20,000,000 shares of Common Stock authorized under the Company's Articles of Incorporation.

     Only holders of record of the Company's common stock (the "Common Stock") at the close of business on April 16, 2002 are entitled to receive this Information Statement in connection with the adoption and approval of the foregoing actions. As of April 16, 2002, the Company had issued and outstanding 14,174,863 shares of Common Stock. These are the securities that would have been entitled to vote on the Proposal if a meeting was required to be held. Each share of Common Stock issued and outstanding on the Record Date represents one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing actions. The outstanding shares of Common Stock at the close of business on the Record Date for determining shareholders who would have been entitled to notice of and to vote on any matter submitted to shareholders at a meeting of shareholders, were held by approximately 215 shareholders of record. There are no dissenters' rights with respect to any of the foregoing actions.

     The Board of Directors of the Company unanimously approved the foregoing actions by written consent effective as of April 16, 2002 and the holders of a majority of the outstanding shares of Common Stock approved these actions by written consent as of April 16, 2002. Accordingly, your consent is not required and is not being solicited in connection with the foregoing actions.

     The Company expects the Proposal will become effective twenty (20) days after the mailing of the attached Information Statement to the Company's shareholders of record which is anticipated to occur on April 29, 2002.

     The Company will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement. This Information Statement constitutes notice to the Company's shareholders of corporate action by shareholders without a meeting in accordance with Chapter 78 of the Nevada Revised Statutes.

     The Board of Directors does not know of any matters, other than the Proposal that require approval by the shareholders of the Company and for which notice is to be provided to the shareholders.

                          INCREASE IN AUTHORIZED SHARES

     On April 16, 2002, the Board of Directors by action taken by written consent without a meeting, put forth the Proposal and on April 16, 2002 the holders of a majority of the shares of the Company's outstanding common approved the Proposal by action taken by written consent without a meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 16, 2002, with respect to the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company, and (iii) by all executive officers and directors of the Company as a group.

                                           Amount and Nature of    Percent of
Name and Address of Beneficial Owner (1)   Beneficial Ownership  Common Stock(2)
----------------------------------------   --------------------  ---------------

R. Bruce Acacio                                3,758,985(1)           26.52%


Carol Conway DeWees                            3,550,345(1)           25.04%


Kevin J. Gadawski                                      -               -


All executive officers and directors           7,309,330              51.56%
as a group (3 persons)
---------------------------

(1) The address of each beneficial owner is c/o California Software Corporation, 2485 McCabe Way, Irvine, CA 92614.

(2) The number of shares outstanding used in this calculation was the number of shares of Common Stock actually outstanding on April 16, 2002 and the right which each listed person has the right to acquire within 60 days, from options, warrants, rights, conversion privileges or similar obligations.

Interests of Certain Persons in Matter to be Acted Upon

     The reason for the Proposal is to permit the Company to have sufficient authorized and unissued shares available for future issuance as the need may arise from time to time, including additional financings which are critical to the survival of the Company, and to satisfy certain obligations to issue shares of Common Stock undertaken by the Company in connection with the settlement of legal actions involving the Company, Bruce Acacio and Carol Conway DeWees. Bruce Acacio and Carol Conway DeWees are officers and directors of the Company and, as defendants therein, have an interest in the settlement of the litigation.

                           INCORPORATION BY REFERENCE

     This Information Statement incorporates certain business and financial information about the Company that has not been included in or delivered with this document. The Company will provide copies of any and all of these materials (excluding exhibits), without charge, upon written or oral request to:
California Software Corporation, 2485 McCabe Way, Irvine, California 92614,
Attention: Corporate Secretary. For additional information about the availability of documents concerning the Company that have been filed with the Commission, see "Available Information" immediately below.

     This Information Statement incorporates by reference the Company's Annual Report on Form 10-KSB for the twelve months ended December 31, 2001, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such previous statement and to the extent that any subsequently filed document modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     All information appearing in this Information Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the document incorporated herein by reference.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission relating to its business, financial statements and other matters. Reports and information statements filed pursuant to the informational requirements of the Exchange Act and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606 and Northeast Regional Office at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be obtained electronically by visiting the Commission's web site on the Internet at http://www.sec.gov. The Common Stock of the Company is listed for quotation on the OTCBB under the symbol "CAWC."